EXHIBIT 5.1


                                                   September 13, 2001

New World Coffee-Manhattan Bagel, Inc.
246 Industrial Way West
Eatontown, NJ 07724

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the registration of 766,588 shares of common stock, par value $.001 per share (the "Common Shares") of New World Coffee - Manhattan Bagel, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the Registering Stockholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

     The Common Shares being registered are legally issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/

                                              RUSKIN, MOSCOU, EVANS &
                                              FALTISCHEK, P.C.